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                                                                    EXHIBIT 4.46

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                             ILLINOIS POWER COMPANY

                                       TO

                         HARRIS TRUST AND SAVINGS BANK,

                                   AS TRUSTEE

                               ------------------


                             SUPPLEMENTAL INDENTURE

                         DATED AS OF SEPTEMBER 15, 1998

                                       TO

                  GENERAL MORTGAGE INDENTURE AND DEED OF TRUST

                          DATED AS OF NOVEMBER 1, 1992

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SUPPLEMENTAL INDENTURE dated as of September 15, 1998 (the "Supplemental
Indenture"), made by and between ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company"), party of the first part, and HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois (the "Trustee"), as Trustee under the General Mortgage indenture and Deed of Trust dated as of November 1, 1992, hereinafter mentioned, party of the second part;

         WHEREAS, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 (the "Indenture"), to the Trustee, for the security of the Bonds of the Company issued and to be issued thereunder (the "Bonds"); and

         WHEREAS, pursuant to the terms and provisions of the Indenture there were created and authorized by Supplemental Indentures thereto bearing the following dates, respectively, the New Mortgage Bonds of the series issued thereunder and respectively identified opposite such dates:

 DATE OF SUPPLEMENTAL              IDENTIFICATION
      INDENTURE                       OF SERIES                         CALLED
--------------------              ------------------                    ------

February 15, 1993                 8% Series due 2023                  Bonds of the 2023 Series
March 15, 1993                   6 1/2% Series due 2000               Bonds of the 2000 SeriES
March 15, 1993                   6 3/4% Series due 2005               Bonds of the 2005 SeriES
July 15, 1993                    7 1/2% Series due 2025               Bonds of the 2025 SeriES
August 1, 1993                   6 1/2% Series due 2003               Bonds of the First 2003 Series
October 15, 1993                  5 % Series due 2000                 Bonds of the Second 2000 Series
November 1, 1993                 Pollution Control Series M           Bonds of the Pollution Control Series M
November 1, 1993                 Pollution Control Series N           Bonds of the Pollution Control Series N
November 1, 1993                 Pollution Control Series O           Bonds of the Pollution Control Series O
April 1, 1997                    Pollution Control Series P           Bonds of the Pollution Control Series P
April 1, 1997                    Pollution Control Series Q           Bonds of the Pollution Control Series Q
April 1, 1997                    Pollution Control Series R           Bonds of the Pollution Control Series R
March 1, 1998                    Pollution Control Series S           Bonds of the Pollution Control Series S
March 1, 1998                    Pollution Control Series T           Bonds of the Pollution Control Series T
July 15, 1998                    6 1/4% Series due 2002               Bonds of the 2002 Series


         WHEREAS, the Company desires to create a new series of Bonds to be issued under the Indenture, to be known as New Mortgage Bonds, 6% Series due 2003 (the "New Mortgage Bonds of the Second 2003 Series"); and

         WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

         WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         THAT Illinois Power Company, in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Indenture and of



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One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:


                                   ARTICLE I.

          DESCRIPTION OF NEW MORTGAGE BONDS OF THE SECOND 2003 SERIES.

         SECTION 1. The Company hereby creates a new series of Bonds to be known as the "New Mortgage Bonds of the Second 2003 Series." The New Mortgage Bonds of the Second 2003 Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified.

         The commencement of the first interest period shall be September 16, 1998. All New Mortgage Bonds of the Second 2003 Series shall mature on September 15, 2003, and shall bear interest at the rate of SIX PER CENT (6%) per annum, payable semi-annually on March 15 and September 15 in each year. The person in whose name any of the New Mortgage Bonds of the Second 2003 Series are registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such New Mortgage Bonds of the Second 2003 Series upon any transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid as provided in Section 3.07 of the Indenture.

         The term "record date" as used in this Section with respect to any interest payment date shall mean the March 1 or September 1, as the case may be, next preceding the semi-annual interest payment date, or, if such March 1 or September 1 shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

         SECTION 2. The New Mortgage Bonds of the Second 2003 Series shall be issued only as registered Bonds without coupons of the denomination of $1,000, or any integral multiple of $1,000, appropriately numbered. The New Mortgage Bonds of the Second 2003 Series may be exchanged, upon surrender thereof, at the agency of the Company in the City of Chicago, Illinois, for one or more New Mortgage Bonds of the Second 2003 Series of other authorized denominations, for the same aggregate principal amount, subject to the terms and conditions set forth in the Indenture.

         New Mortgage Bonds of the Second 2003 Series may be exchanged or transferred without expense to the registered owner thereof except that any taxes or other governmental charges required to be paid with respect to such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

         SECTION 3. The New Mortgage Bonds of the Second 2003 Series and the Trustee's Certificate of Authentication shall be substantially in the following forms respectively:


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                             [FORM OF FACE OF BOND]

                             ILLINOIS POWER COMPANY
             (Incorporated under the laws of the State of Illinois)

                      NEW MORTGAGE BOND, 6% SERIES DUE 2003

No. . . . . . . . . . . . . .                                      $100,000,000

         ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to ........ or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on September 15, 2003, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from September 16, 1998, payable semi-annually on March 15 and September 15 in each year, commencing March 15, 1999, at the rate of SIX PER CENT (6%) per annum, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest so payable on any March 15 or September 15 will, subject to certain exceptions provided in the Supplemental Indenture dated as of September 15, 1998, be paid to the person in whose name this New Mortgage Bond is registered at the close of business on the immediately preceding March 1 or September 1, as the case may be. Both principal of, and interest on, this New Mortgage Bond are payable at the agency of the Company in the City of Chicago, Illinois.

         This New Mortgage Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture (the "Trustee").

         The provisions of this New Mortgage Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, Illinois Power Company has caused this New Mortgage Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in the Indenture.

Dated  . . . . . . . . . . . .                ILLINOIS POWER COMPANY,


                                              By ...............................
                                                   Authorized Executive Officer

ATTEST:

 ......................................
    Authorized Executive Officer



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                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This New Mortgage Bond is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture dated as of November 1, 1992 and the Supplemental Indenture dated as of September 15, 1998.


                                               HARRIS TRUST AND SAVINGS BANK,
                                                                  Trustee,


                                               By...............................
                                                       Authorized Signatory


                            [FORM OF REVERSE OF BOND]

         This New Mortgage Bond is one of a duly authorized issue of Bonds of the Company (the "Bonds") in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a General Mortgage Indenture and Deed of Trust (the "Indenture"), dated as of November 1, 1992, executed by the Company to Harris Trust and Savings Bank (the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This New Mortgage Bond of the Second 2003 Series is one of a series designated as the "New Mortgage Bonds, 6% Series Due 2003" (the "New Mortgage Bonds of the Second 2003 Series") of the Company, unlimited in aggregate principal amount, issued under and secured by the Indenture and described in the supplemental indenture dated as of September 15, 1998 (the "Supplemental Indenture dated as of September 15, 1998"), between the Company and the Trustee, supplemental to the Indenture.

         The New Mortgage Bonds of the Second 2003 Series are not subject to redemption prior to maturity.

         In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.


                                  ARTICLE II.

             ISSUE OF NEW MORTGAGE BONDS OF THE SECOND 2003 SERIES.

         SECTION 1. The Company hereby exercises the right to obtain the authentication of $100,000,000 principal amount of Bonds pursuant to the terms of Section 4.02 of the Indenture. All such Bonds shall be New Mortgage Bonds of the Second 2003 Series.



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         SECTION 2. Such New Mortgage Bonds of the Second 2003 Series may be
authenticated and delivered prior to the filing for recordation of this Supplemental Indenture.

                                  ARTICLE III.

                                   REDEMPTION.

         The New Mortgage Bonds of the Second 2003 Series shall not be redeemable prior to maturity.

                                   ARTICLE IV.

                                  THE TRUSTEE.

         The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

                  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                                   ARTICLE V.

                            MISCELLANEOUS PROVISIONS.

         This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.




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         IN WITNESS WHEREOF, Illinois Power Company has caused this Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by an Authorized Executive Officer as defined in the Indenture; and said Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the fifteenth day of September, 1998.

                                        ILLINOIS POWER COMPANY


                                        By /s/ ROBERT A. SCHULTZ
                                           ----------------------------
(CORPORATE SEAL)                               Robert A. Schultz
                                               Vice President - Finance


ATTEST:


/s/ SONDRA K. COOPRIDER
-----------------------
Sondra K. Cooprider
Assistant Secretary



                                        HARRIS TRUST AND SAVINGS BANK, TRUSTEE


                                        By /s/ J. BARTOLINI
                                           -------------------------------
(CORPORATE SEAL)                               J. Bartolini
                                               Vice President


ATTEST:


/s/ C. POTTER
-----------------------
C. Potter
Assistant Secretary






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STATE OF ILLINOIS )
                  )  SS.:
COUNTY OF MACON   )

         BE IT REMEMBERED, that on this 12th day of August, 1998, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Robert A. Schultz, Vice President - Finance and Sondra K. Cooprider, Assistant Secretary, of Illinois Power Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said Illinois Power Company for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.



                                     __________________________________________
                                     Notary Public, Macon County, Illinois

My Commission Expires _______________.
(NOTARIAL SEAL)



STATE OF ILLINOIS )
                  ) SS.:
COUNTY OF COOK    )

         BE IT REMEMBERED, that on this 17th day of August, 1998, before me, the undersigned Marianne Tinerella, a Notary Public within and for the County and State aforesaid, personally came J. Bartolini, Vice President and C. Potter, Assistant Secretary, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said Harris Trust and Savings Bank for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                                     __________________________________________
                                      Notary Public, Cook County, Illinois

My Commission Expires: May 21, 2001

(NOTARIAL SEAL)



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Return To:                                     This Instrument Was Prepared By:

         ILLINOIS POWER COMPANY                      SCHIFF HARDIN & WAITE
         Real Estate Dept. F-14                      6600 Sears Tower
         500 S. 27th Street                          233 South Wacker Drive
         Decatur, IL 62525                           Chicago, IL 60606




















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